UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2012

MPLX LP

(Exact name of Registrant as specified in its charter)

Delaware	001-35714	45-5010536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 E. Hardin Street

Findlay, Ohio 45840

(Address of principal executive offices, including zip code)

(419) 672-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On October 25, 2012, MPLX LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership, MPLX GP LLC (the “General Partner”), MPC Investment LLC (“MPC Investment”), MPLX Logistics Holdings LLC (“MPLX Logistics”) and MPLX Operations LLC (“MPLX Operations” and, together with the Partnership, the General Partner, MPC Investment and MPLX Logistics, the “Partnership Parties”) and UBS Securities LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”), and the purchase by the Underwriters, of 17,300,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $22.00 per Common Unit ($20.68 per Common Unit, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days (the “Option”) to purchase up to an additional 2,595,000 Common Units (the “Additional Units”) on the same terms. On October 26, 2012, the Underwriters exercised the Option in full.

The material terms of the Offering are described in the prospectus, dated October 25, 2012 (the “Prospectus”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) on October 29, 2012 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-182500), initially filed by the Partnership on July 2, 2012.

The Underwriting Agreement contains customary representations, warranties and agreements of the parties, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make in respect of those liabilities.

The Offering closed on October 31, 2012. The Partnership received proceeds (net of underwriting discounts and structuring fees but before offering expenses) from the Offering of approximately $409.8 million. As described in the Prospectus, the Partnership will use the net proceeds from the sale of the Common Units as follows:

•

Approximately $191.6 million will be contributed to MPLX Pipe Line Holdings LP, which will be retained on behalf of the Partnership and Marathon Petroleum Corporation (“MPC”) to fund the respective pro rata portions of certain estimated expansion capital expenditures;

•	$148.3 million will be distributed to MPC to reimburse MPC for certain capital expenditures it incurred with respect to the assets contributed to the Partnership in connection with the Offering;

•	$10.0 million will be retained for general partnership purposes, including to fund working capital needs; and

•	Approximately $2.7 million will be used to pay revolving credit facility origination fees.

The Partnership will use the net proceeds from the sale of the Additional Units to redeem an equivalent number of Common Units from MPLX Logistics, a wholly owned subsidiary of MPC.

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters may from time to time in the future provide investment banking and financial advisory and other financial services in the ordinary course of their business for the Partnership and its affiliates for which they may receive customary fees and expenses.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

1.1	Underwriting Agreement dated as of October 25, 2012 among MPLX LP, MPLX GP LLC, MPC Investment LLC, MPLX Logistics Holdings LLC and MPLX Operations LLC and UBS Securities LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated and Morgan Stanley & Co. LLC as representatives of the several underwriters named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPLX LP

	By:	MPLX GP LLC, its General Partner

Date: October 31, 2012	By:	/s/ J. Michael Wilder
J. Michael Wilder
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

1.1	Underwriting Agreement dated as of October 25, 2012 among MPLX LP, MPLX GP LLC, MPC Investment LLC, MPLX Logistics Holdings LLC and MPLX Operations LLC and UBS Securities LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated and Morgan Stanley & Co. LLC as representatives of the several underwriters named therein